EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF EXECUTIVE OFFICER

OF JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

PURSUANT TO 18 U.S. C. § 1350

AS ADOPTED PURSUANT TO

§906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies in his capacity as the principal executive officer of Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) that, to his knowledge, this Amendment No. 1 to the annual report on Form 10-K for the period ended December 31, 2011, as filed with the Securities and Exchange Commission (this “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2012	/s/ C. ALLAN SWARINGEN
C. Allan Swaringen
Chief Executive Officer

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.